Exhibit 99.1

VWR International, Inc. Announces Completion of Acquisition by Madison Dearborn
Partners

WEST CHESTER, Pa., June 29 /PRNewswire/ — VWR International, Inc., a leader in the global laboratory supply industry, today announced that an affiliate of Madison Dearborn Partners (MDP) has completed the acquisition of the company. VWR announced on May 2, 2007 that its parent company, CDRV Investors, an affiliate of Clayton, Dubilier & Rice, had entered into a definitive agreement for the sale of the company to Madison Dearborn.

Since its formation in 1992, MDP funds have closed over 100 transactions in the U.S. and Europe. Tim Sullivan, a Managing Director for MDP, said: “We look forward to working with VWR’s outstanding management team and are excited about the Company’s leadership and opportunity for continued growth.”

“We appreciate the support and guidance that our prior private equity sponsor, Clayton, Dubilier & Rice, Inc., provided to VWR over the last three years,” said VWR President and Chief Executive Officer, John Ballbach, who will also become the Chairman of the Board of Directors of the Company. “We look forward to continuing to execute our strategy working with Madison Dearborn and strengthening our position as a market leader. We’re excited about the potential to leverage Madison Dearborn’s extensive knowledge of the laboratory and scientific products sector and its relationships with key www.mdcp.com suppliers and customers in our industry.”

About VWR International, Inc.

VWR International is a leader in the global research laboratory industry with worldwide sales in excess of $3 billion US dollars. VWR’s business is highly diversified across products and services, geographic regions and customer segments. The Company offers products from a wide range of manufacturers, to a large number of customers primarily in North America, Europe and other locations. VWR’s principal customers are major pharmaceutical, biotechnology, chemical, technology, clinical, food processing and consumer product companies, universities and research institutes, governmental agencies, environmental testing organizations, and primary and secondary schools. VWR distributes a diversified product mix, including chemicals, glassware and plasticware, equipment and instruments, furniture, protective apparel, production and safety products, and other life science and laboratory products and supplies. VWR supports its customers by providing storeroom management, product procurement, supply chain systems integration, technical services and laboratory bench top delivery. VWR maintains operations in over 20 countries and employs over 6,000 people worldwide. VWR International is headquartered in West Chester, Pennsylvania. VWR-G

For more information on VWR International, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, Inc., 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

VWR and design are registered trademarks of VWR International, Inc.

About Madison Dearborn Partners, LLC

Madison Dearborn Partners, based in Chicago, is one of the most experienced and successful private equity investment firms in the United States. MDP has more than $14 billion of equity capital under management and makes new investments through its most recent fund, Madison Dearborn Capital Partners V, a $6.5 billion investment fund raised in 2006. MDP focuses on management buyout transactions and other private equity investments across a broad spectrum of industries, including basic industries, communications, consumer, energy and power, financial services, health care and real estate. For more information, please visit the MDP website at www.mdcp.com.

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon VWR International, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Item 1A. Risk Factors” and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s other reports on file with the Securities and Exchange Commission. We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

2